UGI CORPORATION AND SUBSIDIARIES                                    Exhibit (11)
                                                                   (Page 1 of 2)
COMPUTATION OF EARNINGS PER SHARE
(Millions, Except Per Share Amounts)

                                                        Three Months Ended      Twelve Months Ended
                                                           December 31,             December 31,
                                                       --------------------    --------------------
                                                         1996        1995        1996        1995
                                                       --------    --------    --------    --------
Primary earnings per share:
Actual average common shares outstanding                   33.1        33.0        33.1        32.8
Incremental shares issuable upon
    exercise of stock options outstanding                   0.1         0.1         0.1          --
                                                       --------    --------    --------    --------
    Total average common and common
      equivalent shares outstanding                        33.2        33.1        33.2        32.8
                                                       ========    ========    ========    ========
Earnings applicable to common
    and common equivalent shares:
    Earnings before extraordinary loss                 $   27.9    $   18.2    $   49.2    $   15.1
    Extraordinary loss - propane debt restructuring          --          --          --       (13.2)
                                                       --------    --------    --------    --------
      Net earnings                                     $   27.9    $   18.2    $   49.2    $    1.9
                                                       ========    ========    ========    ========
Primary earnings per common
    and common equivalent share:

    Earnings before extraordinary loss                 $    .84    $    .55    $   1.48    $    .46
    Extraordinary loss - propane debt restructuring          --          --          --        (.40)
                                                       --------    --------    --------    --------
      Net earnings                                     $    .84    $    .55    $   1.48    $    .06
                                                       ========    ========    ========    ========

UGI CORPORATION AND SUBSIDIARIES                                    Exhibit (11)
                                                                   (Page 2 of 2)
COMPUTATION OF EARNINGS PER SHARE
(Millions, Except Per Share Amounts)

                                                        Three Months Ended      Twelve Months Ended
                                                           December 31,             December 31,
                                                       --------------------    --------------------
                                                         1996        1995        1996        1995
                                                       --------    --------    --------    --------
Fully diluted earnings per share:
Actual average common shares outstanding                   33.1        33.0        33.1        32.8
Incremental shares issuable upon
    exercise of stock options outstanding                   0.1         0.1         0.1         0.1
                                                       --------    --------    --------    --------
Total shares for fully diluted computation                 33.2        33.1        33.2        32.9
                                                       ========    ========    ========    ========
Earnings applicable to common stock:

    Earnings before extraordinary loss                 $   27.9    $   18.2    $   49.2    $   15.1
    Extraordinary loss - propane debt restructuring          --          --          --       (13.2)
                                                       --------    --------    --------    --------
      Net earnings                                     $   27.9    $   18.2    $   49.2    $    1.9
                                                       ========    ========    ========    ========
Fully diluted earnings per common share:

    Earnings before extraordinary loss                 $    .84    $    .55    $   1.48    $    .46
    Extraordinary loss - propane debt restructuring          --          --          --        (.40)
                                                       --------    --------    --------    --------
      Net earnings                                     $    .84    $    .55    $   1.48    $    .06
                                                       ========    ========    ========    ========